Exhibit 10.7

WAIVER OF CERTAIN EQUITY GRANTS UNDER

THE EMPLOYMENT AGREEMENT

This waiver (the “Waiver”) of certain equity grants under the certain employment agreement (the “Agreement”) dated as of October 8, 2004, as amended on November 1, 2004 and on December 5, 2005, between Jeffrey Katzenberg (“Executive”) an DreamWorks Animation SKG, Inc. (the “Company”). Except as provided to the contrary, all capitalized terms herein shall have the same meaning as under the Agreement.

For good and valuable consideration, the receipt and the sufficiency of which is hereby acknowledged, the Executive hereby waives his right to receive the equity based compensation that would be payable to him for the fiscal year ended December 31, 2006, subject to the approval of the Compensation Committee, under Paragraph 4.b(iii) of the Agreement with a grant date value targeted at $5,000,000.

Except as expressly modified by this Waiver, the Waiver does not modify or amend the Agreement in any respect, and the Agreement is hereby ratified and confirmed in all respects.

Effective as of December 5, 2005

ACCEPTED AND AGREED TO:

DREAMWORKS ANIMATION SKG, INC.

/s/ JEFFREY KATZENBERG	By:	/s/ KATHERINE KENDRICK
JEFFREY KATZENBERG
	Its:	General Counsel and Corporate Secretary